SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 19, 2005

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

       001-06249                                         34-6513657
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(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

      On April 19, 2005, FT-MARC Loan LLC, a wholly-owned subsidiary of First Union REIT L.P., the operating partnership of First Union Real Estate Equity and Mortgage Investments (collectively, "First Union"), made convertible mezzanine loans (the "Loans") to 22 non-affiliated third party borrowers in the aggregate amount of $69,326,191. Each Loan is secured by the borrower's ownership interest in 22 limited liability companies that in turn own 22 office buildings/complexes located primarily in the Chicago, Illinois metropolitan and suburban area which have an aggregate value of approximately $355 million. Each Borrower holds a 100% interest in the property owner other than with respect to two properties, in which the borrower holds a 75% interest in the property owner. Each Loan bears interest at 7.65%, matures on April 18, 2012 and requires monthly payments of interest only. The Loans amount made to each borrower represents 49% of the borrower's equity interest in the applicable property. The Loans may be converted into an equity interest in the applicable borrower after one year at the request of First Union or three years at the option of the borrower.

      In addition to the Loans, First Union acquired an interest in each of the borrowers that entitles First Union to participate in capital proceeds derived from the sale or refinancing of the applicable property in excess of 7.65% return on the borrower's deemed equity in the property.

      First Union has also committed to lend an additional $5,911,968 with respect to three additional properties on the same terms as the Loans except that the loan amount will represent 60% of the equity in the applicable property, which properties have an aggregate value of $40 million. It is expected that these loans will be made in late April or early May 2005.

      Further, First Union made an additional advance of $980,000 and has committed to advance an additional $6,370,000 to cover the costs of tenant improvements and capital expenditures at the 25 properties.

      In connection with this transaction, First Union also has the right to co-invest in all other office properties acquired by the borrowers and their affiliates in the Chicago, Illinois metropolitan and suburban areas.

      The foregoing summary is qualified in its entirety by reference to the Amended and Restated Omnibus Agreement which is attached hereto as an Exhibit to First Union's Form 8K filed with the Securities and Exchange Commission on March 18, 2005 and the form of Loan Agreement, and Pre-conversion Operating Agreement which are attached to the Omnibus Agreement as Exhibits A and D respectively, and the Post-Conversion Operating Agreement which is attached as Exhibit B to the Loan Agreement.

Item 7.01 Regulation FD Disclosure

      On April 19, 2005, First Union announced the transaction described in Item
2.01 above. A copy of the release is attached hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

      (c)   Exhibits

      99.1 Press Release, dated April 19, 2005 relating to the Chicago Office Properties transaction

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of April, 2005.

                                              FIRST UNION REAL ESTATE EQUITY AND
                                              MORTGAGE INVESTMENTS


                                              By: /s/ Carolyn Tiffany
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                                                  Carolyn Tiffany
                                                  Chief Operating Officer